EXHIBIT 99.1

Terra Tech Corp. Announces Partnership with Valiente Group

to Produce Cannabis-Infused, Non-Alcoholic Beverages

IRVINE, Calif. August 14, 2018 -- Terra Tech Corp. (OTCQX: TRTC), (“Terra Tech” or the “Company”) a vertically integrated cannabis-focused agriculture company, is pleased to announce that it has partnered with the Valiente Group, a beverage production company that specializes in cannabis infusion, to produce a line of cannabis-infused beverages under the IVXX brand.

The Company, through the partnership, is currently developing a range of non-alcoholic, cannabis-infused beverages, including ‘champagne’, ‘apple cider’, lemonade ‘margarita’ mix, zero calorie lemon lime soda and cherry lime sparkling water. The infusion technology will be powered by SORSE branded technology, a product of Tarukino Holdings, a patent pending Emulsion process which leaves beverages without oily residues and without cannabis flavor. The Company is simultaneously developing a single shot flavorless, odorless 5 milligram and 10 milligram shot that can be added to any beverage or craft cocktail for at-home infusion.

Additionally, the Company is building-out a large-scale production and bottling facility at its Dyer Road facility located in Santa Ana, California, for distribution within the California Market.

“Our relationship with the Valiente Group will enable our initial entrance into the cannabis-infused, non-alcoholic beverage market, which is among the least crowded segments in the adult-use cannabis industry and presents a tremendous first mover opportunity for Terra Tech,” Derek Peterson, CEO of Terra Tech, stated. “The build out of our Dyer Road facility will serve the growing demand for cannabis-infused beverages in the California Market and, in the future, we expect it to enable distribution to other markets, including Nevada.”

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ http://www.facebook.com/ivxxbrand?fref=ts

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Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

CONTACTS

Terra Tech Corp.

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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